Exhibit 1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree: (i) to the joint filing of Marshall R. Young Oil Co., Estate of William K. Young, Shannon Y. Ray and George M. Young, Sr. on behalf of each of them of a statement on Schedule 13G (including amendments thereto) with respect to the beneficial ownership by the undersigned of Common Units Representing Limited Partner Interests of BreitBurn Energy Partners L.P., and (ii) that this joint filing agreement (this “Agreement”) shall be included as an exhibit to the joint filing on Schedule 13G. This Agreement may be executed in two or more counterparts, each of which will be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned hereby execute this Agreement this 20th day of May 2010.

MARSHALL R. YOUNG OIL CO.

By:	/s/ SHANNON Y. RAY
Shannon Y. Ray, President

ESTATE OF WILLIAM K. YOUNG

/S/ SHANNON Y. RAY
Shannon Y. Ray, Independent Executrix

SHANNON Y. RAY

/S/ SHANNON Y. RAY

GEORGE M. YOUNG, SR.

/S/ GEORGE M. YOUNG, SR.